Exhibit 10.3

MUTUAL RELEASE

WHEREAS effective July 22, 2013, Harold C. Moll (“Moll”) was appointed as a director and officer of SaaSMax, Inc. (the “Company”);

AND WHEREAS Moll has resigned as a director and officer of the Company,

AND WHEREAS the parties wish to enter into this mutual release releasing all claims which they may have against each other,

NOW THEREFORE in consideration of the foregoing and of the mutual releases hereinafter provided, the parties DO HEREBY REMISE, RELEASE AND FOREVER DISCHARGE each other from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, claims, demands and obligations whatsoever, at law or in equity and whether known or unknown, suspected or unsuspected, which either has had or now has or may or shall have against the other arising out of any fact, matter or thing to the date hereof, including, but not limited to:

a)

any claims Moll may have arising out of or in his capacity as a shareholder, director, officer, employee, contractor and/or consultant of the Company including, but not limited to, any and all claims for management fees, salary, wages, termination pay, severance pay, vacation pay, commissions, bonuses, expenses, allowances, incentive payments, insurance-or any other benefits; and

b)

any claims the Company may have arising out of Moll’s performance or activities in his capacity as a director or officer of the Company,

it being further provided that nothing in this Release shall be construed as releasing Moll in respect of any intentional breach of fiduciary duties owed to the Company or any act in breach of any laws applicable to the Company.

AND MOLL DOES HEREBY DECLARE that in making this Release he relied wholly on his own judgment, belief and knowledge of the nature of this Release and has not been influenced to any extent whatsoever in making this Release by any representations or statements regarding the rights of the parties hereto made by the Company or any person or persons representing the Company.

WHEREVER the singular or masculine is used throughout this Release, the same shall be construed as meaning the plural or feminine or the body politic or corporate where the context or the parties hereto require.

THE PARTIES acknowledge that this Release has been prepared by O’Neill Law Corporation acting on behalf of the Company only and that Moll has been advised to obtain independent legal advice and had the opportunity to do so.

THE PARTIES state they have carefully read the foregoing and know the contents thereof and sign of their own free act.

AND IT IS UNDERSTOOD AND AGREED that the terms of this Release are contractual and not mere recitals.

THE PARTIES FURTHER COVENANT AND AGREE that this Release may be executed by counterparts and delivered by facsimile transmission and when so delivered this agreement shall be deemed to be an original executed and delivered agreement and binding on the parties for all purposes as if originally executed and delivered.

IN WITNESS WHEREOF this Release has been signed, sealed and delivered by the parties this 4th day of February, 2014.

Signed, sealed and delivered by
HAROLD C. MOLL
in the presence of:
/s/ Signed	/s/ Harold C. Moll
Signature of Witness	HAROLD C. MOLL

Name of Witness

Address of Witness

SAASMAX, INC.

by its authorized signatory:

/s/ Rob Rainer

Rob Rainer